Exhibit 99.2

                          Johnson & Johnson
          2007 Q1 As Reported and Pro-Forma Net Trade Sales
                Reported and Operational Growth Rates

                                   Reported Growth      Pro-Forma
                                                         Growth (1)

                                   Total%   Oper.%   Total%  Oper.%

  Skin Care                          16%     13        10%      7
  Baby & Kids Care                   10       6         8       5
  Oral Care                         285     283        13      11
  OTC / Nutritionals                 92      90        12       9
  Women's Health                      6       3         0      (3)

  Consumer Segment Worldwide         49%     46        10%      7


  Worldwide                          16%     13         9%      6


1) The calculation for 2007 pro-forma growth includes the consumer products acquired from Pfizer Inc. on December 20, 2006, and excludes Johnson
   & Johnson divestitures related to that transaction for the full year.